UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2011, Pinnacle Entertainment, Inc. (the “Company”) entered into an Agent Agreement (the “Agent Agreement”) with Wunderlich Securities, Inc. (“Wunderlich”) in connection with the Company’s Owner’s Club Stock Program (the “Program”) under which the Company will issue up to an aggregate of 200,000 shares of the Company’s common stock to customers as an award for their patronage of the Company’s casinos. Pursuant to the Agent Agreement, Wunderlich has agreed to act as the Company’s agent for a period of three years in connection with the Program and the distribution of the common stock to the Company’s customers, including opening brokerage accounts for customers admitted into the Program. The Company has agreed to indemnify Wunderlich for its services as the Company’s agent against certain losses, liabilities, claims, damages and expenses described in the Agent Agreement.

A copy of the Agent Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agent Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Agent Agreement, dated as of July 29, 2011, between Pinnacle Entertainment, Inc. and Wunderlich Securities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: August 4, 2011	By:	/s/ John A. Godfrey
John A. Godfrey,

Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Agent Agreement, dated as of July 29, 2011, between Pinnacle Entertainment, Inc. and Wunderlich Securities, Inc.